Exhibit 10.14

Employment Contract – EMPLOYEE

BETWEEN:                 , a company legally incorporated under the laws of People’s Republic of China, having a mailing address at                     , acting and represented herein by                     , Legal Representative, declaring duly authorized, (hereinafter called the “COMPANY”)

AND:                 , residing at                   (hereinafter called the “EMPLOYEE”)

(COMPANY and EMPLOYEE hereinafter collectively called “Parties”)

WHEREAS:

COMPANY requires the services of EMPLOYEE as                               ;

EMPLOYEE agreed to provide COMPANY his full-time services as                             ;                                 ;

the Parties wish to confirm their agreement in writing;

the Parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this Contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

1. Employment

EMPLOYEE agrees to assume full-time for COMPANY (minimum of forty (40) hours per week) the role of                           during the entire duration of the Contract;

2. Term

This Contract is for a term of 36 months, namely from             to              , and it is terminated upon expiration of the term unless the Parties enter into a new employment contract prior to its expiration.

3. Responsibilities

EMPLOYEE agrees and undertakes to COMPANY to the following: The services must be made full time in a professional manner, according to the rules generally accepted by industry.

3.1 Shall be subject to regulatory oversight of the Board, in representation of the COMPANY and take overall responsibility for the operational management and financial management of the COMPANY, to ensure the safety of operation, effective management and the preservation and appreciation of assets.

3.2 Shall be strictly compliance with laws, regulations and financial and accounting system, drafting plans on the establishment of the COMPANY’s internal management departments and basic management system of the COMPANY.

3.3 Unless agreed by the Board, shall not make change to the legal representative, company name, business scope of the company.

3.4 Unless agreed by the Board, shall not dispose the property of the COMPANY, including but not limited to transfer, selling off, mortgaging, pledge, leasing or giving out.

3.5 If the COMPANY needs to ask for a loan, consent of the Board shall be made.

3.6 Shall not provide external guarantee in the name of the COMPANY.

3.7 Shall regularly submit factual financial reports to the Board.

3.8 Deciding on the hiring or dismissing of the persons-in-charge other than those who shall be decided by the Board.

3.9 Performing other responsibility granted by the articles of association or the Board.

4. CONSIDERATION

4.1 Service Awards

In consideration of the provision of services, COMPANY to pay EMPLOYEE, as compensation;

The gross amount of RMB              annually calculated at the rate of twelve (12) equal monthly installments consecutively of RMB                each.

4.2 Expenditure incurred

COMPANY will reimburse EMPLOYEE all reasonable expenses incurred in connection with this Contract, upon presentation of appropriate documentation. The date of reimburse EMPLOYEE shall be the   day of each month.

4.3 Bonus

Executive will be eligible to receive an annual bonus based on annual profit of COMPANY, according to the resolution of board of directors. The board of directors shall have the sole discretion to determine whether Executive is entitled to any such bonus and to determine the amount of any such bonus.

5. Commitment to confidentiality and nondisclosure

EMPLOYEE recognizes that certain disclosures to be provided by COMPANY have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this Contract. During the term of this Contract and for a period of 36 months following the end of it, EMPLOYEE is committed to COMPANY to:

5.1 keep confidential and not disclose the information;

5.2 take and implement all appropriate measures to protect the confidentiality of the information;

5.3 not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

6. NON-COMPETITION AND NON-SOLICITATION

6.1 Non-Competition.  In consideration of the compensation provided to the EMPLOYEE by the COMPANY hereunder, the adequacy of which is hereby acknowledged by the parties hereto, the EMPLOYEE agrees that during the term of this Contract and for a period of one year following the termination of the this Contract for whatever reason, the EMPLOYEE shall not engage in Competition (as defined below) with the Group. For purposes of this Contract, “Competition” by the EMPLOYEE shall mean the EMPLOYEE’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the EMPLOYEE’s name to be used in connection with the activities of, any other business or organization which competes, directly or indirectly, with the Group in the business of the Group; provided, however, it shall not be a violation for the EMPLOYEE to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a publicly traded corporation in Competition with the Group, provided that the EMPLOYEE does not otherwise participate in the business of such corporation.

6.2 Non-Solicitation; Non-Interference.  During the term of this Contract and for a period of one year following the termination of this Contract for any reason, the EMPLOYEE agrees that he/she will not, directly or indirectly, for the EMPLOYEE’s benefit or for the benefit of any other person or entity, do any of the following:

6.2.1 approach the suppliers, clients, seed clients, direct or end customers or contacts or other persons or entities introduced to the EMPLOYEE in his/her capacity as a representative of the Group for the purpose of doing business of the same or of a similar nature to the business of the Group or doing business that will harm the business relationships of the Group with the foregoing persons or entities;

6.2.2 assume employment with or provide services to any competitors of the Group, or engage, whether as principal, partner, licensor or otherwise, any of the Group’s competitors, without the Group’s express consent; or

6.2.3 seek, directly or indirectly, to solicit the services of, or hire or engage, any person who is known to be employed or engaged by the Group; or

6.2.4 otherwise interfere with the business or accounts of the Group.

6.3 Injunctive Relief; Indemnity of Company.  The EMPLOYEE agrees that any breach or threatened breach of sub-clauses 6.1 and 6.2 of this clause 6 would result in irreparable injury and damage to the Company for which an award of money to the Company would not be an adequate remedy. The EMPLOYEE therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the EMPLOYEE and/or any and all persons and/or entities acting for and/or with the EMPLOYEE. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Contract and the recovery of damages. The EMPLOYEE and the Company further agree that the provisions of this clause 6 are reasonable. The EMPLOYEE agrees to indemnify and hold harmless the Company from and against all reasonable expenses (including reasonable fees and disbursements of counsel) which may be incurred by the Company in connection with, or arising out of, any violation of this Contract by the EMPLOYEE.

6.4 During the term of this Contract and for a period of 24 months following the end of it, EMPLOYEE is committed to COMPANY not render services to or for direct or indirect competitors of COMPANY.

6.5 This clause 6 shall survive the termination of the Contract for any reason.

7. Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, EMPLOYEE is committed to COMPANY not render services to or for direct or indirect competitors of COMPANY.

8. Termination of Contract

Either party may terminate this Contract at any time, upon presentation of a sixty (60) days notice given to the other party.

9. GENERAL PROVISIONS

Unless specific provision to the contrary in this Contract, the following provisions apply.

9.1 Force Majeure

Neither party can be considered in default under this Contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

9.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this Contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

9.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this Contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

9.4 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Contract shall in no way be construed as a waiver of such right or remedy.

9.5 Contract Amendment

This Contract may be amended only by a writing signed by both Parties.

10. Applicable Laws and Election of domicile

This Contract is subject to the laws of the People’s Republic of China. The Parties agree to elect domicile in the judicial district of  Chengdu City, Sichuan Province, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, and performance, the entry into force, validity and effect of this Contract.

11. Currencies

All sums of money under this Contract refer to Chinese currency.

12. Effectiveness and Copies

This Contract will come into force upon signature and seal by both Parities. This Contract is made in duplicate and both are of equally binding force. The COMPANY and the EMPLOYEE each holds one copy.

IN THE CITY OF Chengdu, Sichuan PROVINCE.

COMPANY
(Seal)

(Signature)

EMPLOYEE

(Signature)

Date: ______________